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                                                                     EXHIBIT 4.7

                             CERTIFICATE OF TRUST
                                      OF
                               BNB CAPITAL TRUST

        This Certificate of Trust is being executed as of June 9, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

        The undersigned hereby certifies as follows:

        1. Name: The name of the business trust is "BNB Capital Trust" (the "Trust").

        2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                        Bankers Trust (Delaware)
                        1001 Jefferson Street
                        Suite 550
                        Wilmington, Delaware 19801

        3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust as of the day and year first above written.

                                        BANKERS TRUST (DELAWARE),
                                        not in its individual capacity, but
                                        solely as trustee of the Trust


                                        By:    /s/ M. Lisa Wilkins
                                           ---------------------------------
                                           Name: M. Lisa Wilkins
                                           Title: Assistant Secretary